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                                                           EXHIBIT 14


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 24 to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 31, 2000, relating to the financial statements of LBVIP Variable Annuity Account I, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Prospectus and under the heading "Independent Accountants and Financial Statements" in such Statement of Additional Information.

We also consent to the use in such Statement of Additional Information of our report dated March 17, 2000, relating to the financial statements of Lutheran Brotherhood Variable Insurance Products Company which appear in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 27, 2000

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